Tidal Trust I 485BPOS

Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 331 and Amendment No. 332, to the Registration Statement on Form N-1A of SoFi AI Power Grid ETF, SoFi Blockchain Infrastructure ETF and SoFi Robotaxi and Autonomous Vehicles ETF, each a series of Tidal Trust I.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

September 4, 2026